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                                                                   EXHIBIT (23)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (Numbers 33-57363, 33-53111, 2-97721, 33-9934) and Form S-8 (Numbers 33-54377, 33-38033,
33-38032, 33-29149, 2-97721, 2-97131, 2-82642) of our report dated February 2,
1996, which appears on page 13 of the 1995 Annual Report to Shareholders of Nalco Chemical Company, which is incorporated by reference in Nalco Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated March 21, 1996 appearing on page 1 of the Annual Report of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan on Form 11-K for the year ended December 31, 1995.

Price Waterhouse LLP

Chicago, Illinois
March 29, 1996